UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 31, 2016

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01     Other Events.

On March 31, 2016, AmeriServ Financial, Inc. (Company) announced that it expects to record an increased provision for loan losses and higher net charge-offs in the first quarter of 2016 related to its only meaningful direct exposure in the energy industry.  The Company also announced that it had completed two additional initiatives that will further reduce non-interest expenses and improve the Company’s future profitability.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated March 31, 2016 of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: March 31, 2016	By:	/s/ Michael D. Lynch
Michael D. Lynch
Senior President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 31, 2016, of AmeriServ Financial, Inc.

Exhibit 99.1

AMERISERV FINANCIAL, INC. ANNOUNCES EXPECTED HIGHER FIRST QUARTER 2016 LOAN LOSS PROVISION AND FURTHER PROFITABILITY IMPROVEMENT INITIATIVES

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) announced that it expects to record an increased provision for loan losses and higher net loan charge-offs in the first quarter of 2016 to resolve the Company’s only meaningful direct loan exposure to the energy industry.  The Company presently expects to record a $3.0 million to $3.5 million provision for loan losses in the first quarter of 2016 largely related to a single borrower in the fracking industry who had filed for bankruptcy protection in the fourth quarter of 2015.  With the bankruptcy recently changing from Chapter 11 (reorganization) to Chapter 7 (liquidation), the Company concluded that its previously established reserves on these non-accrual loans are not sufficient to cover the discounted collateral values that will result from the liquidation process.  This higher provision will cause the Company to report a net loss for the first quarter of 2016 but the Company’s overall loan portfolio and asset quality continues to be strong.

In connection with our ongoing profitability improvement efforts, the Company also recently completed two additional initiatives that will further reduce non-interest expenses and improve the Company’s future profitability.  Specifically, the Company has closed its South Atherton branch office in the State College market and consolidated the retail customer accounts from this branch into its nearby and newer branch office located on North Atherton Street.  The Company remains committed to the State College market and this consolidation will allow for a more efficient operation that positions us to continue to compete in this demographically attractive but highly competitive banking market.  Separately, the Company also realigned its executive leadership team by eliminating one senior position in its executive office.  The combined annual cost savings from these two profitability improvement initiatives should approximate $750,000 in future periods.

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, PA.  The Company’s subsidiaries provide full-service banking and trust and wealth management services through sixteen community offices in southwestern Pennsylvania.  At December 31, 2015, AmeriServ had total assets of $1.15 billion, shareholders equity of $119 million, a book value of $5.19 per common share and a tangible book value of $4.56 per common share.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties include those related to the Company’s asset quality and its ability to realize the non-interest expense savings described in this press release and are also detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.